Exhibit 99.1

MicroVision Strengthens Financial Position, Securing $75 Million in Capital Commitments

REDMOND, WA / ACCESSWIRE / October 15, 2024 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced that it has strengthened its financial position by closing on a two-year $75 million senior secured convertible note facility with High Trail Capital.

“We are excited to announce this financing, which comes at an ideal time for MicroVision as we work toward securing additional revenue opportunities for 2025 and beyond with our integrated lidar hardware and software solution by advancing potential partnerships with multiple leading industrial customers in the heavy equipment segment,” said Sumit Sharma, Chief Executive Officer. “This is a very exciting time as we gear up to start a new chapter at MicroVision and focus on volume ramp of our industrial MOVIA L technology solution. We appreciate this opportunity to secure funding and build a relationship with High Trail as a strong financial partner.”

Continued Sharma, “With our MAVIN and MOVIA S products, we remain actively engaged with global automotive OEMs in seven high-volume RFQs and custom development explorations for future passenger vehicle programs. With the size, power, and specifications of our lidar, combined with our integrated perception software, I believe we remain the solution frontrunner with automotive OEMs. Given automotive OEMs’ latest start-of-production timelines, the opportunity to ramp up significant recurring revenues in 2025 with our industrial customers puts MicroVision in the best position in the marketplace. We remain the only multifaceted company with potential for significant revenues from industrial starting now with much higher volume automotive revenues in the coming years.”

“We are pleased to have secured attractive financing for MicroVision, having engaged in a competitive selection process while remaining attuned to recent dynamics in the automotive industry and lidar sector,” said Anubhav Verma, Chief Financial Officer. “The new convertible debt facility provides flexibility and a compelling overall cost of capital to MicroVision. We believe that having a strong balance sheet and a new strategic financing partner helps to competitively position the Company in today’s marketplace. With this new financing from a well-regarded institution, we have embarked on a new phase of MicroVision’s journey and we believe that the Company is positioned to capitalize on current opportunities in the U.S. and European lidar markets.”

Continued Verma, “We continue to remain disciplined with our existing ATM program with no capital raised in the third quarter 2024. Our cash burn has steadily improved sequentially for the first three quarters of 2024. The closing of this financing not only extends our runway through 2026, but also provides more flexibility to opportunistically raise equity capital through the ATM program. We ended the third quarter with $43 million in cash and cash equivalents and, after giving effect to the net proceeds from the first $45 million tranche of the financing transaction, we expect to have approximately $81 million in cash and cash equivalents. Additionally, the Company has access to approximately $153 million of additional capital, including $123 million under our existing ATM and the $30 million remaining commitment pursuant to the convertible debt facility. Now, with a stronger balance sheet and financial partner, we believe we are very well positioned to win customers and build long-term value for our shareholders.”

Key Terms of the Convertible Notes

The securities purchase agreement executed on October 14, 2024 provides for, upon closing, the sale from MicroVision to note holders of $45 million in senior secured convertible notes and provides for, at subsequent closings, the future sale, at the Company’s option and subject to certain conditions, including that MicroVision has an effective resale registration statement on file for all shares underlying the Notes purchased at the initial closing and a requirement to seek stockholder approval, of up to an additional $30 million of senior secured convertible notes (collectively, the “Notes”). The Notes were issued with an original issue discount of 8%, generally convert to common stock at $1.596 per share, and will mature on October 1, 2026. Subject to certain conditions, the Company has the right to convert the Notes at any time if the closing sale price of the Company’s common stock has been equal to at least 150% of the conversion price for the last 20 consecutive trading days. The Company has agreed to customary registration rights with respect to the resale of any shares of common stock issued upon conversion. If not converted, the Notes must be repaid at 110% of the face amount, with partial repayments beginning, at the option of the note holder, on January 1, 2025. The closing of the transaction remains subject to customary closing conditions.

Disclosures

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional information, including the full terms of the financing transaction, is available in the Current Report on Form 8-K filed by MicroVision with the U.S. Securities and Exchange Commission.

WestPark Capital, Inc. and EF Hutton LLC acted as co-lead agents for the transaction.

About MicroVision

With offices in the U.S. and Germany, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including expected benefits and closing of financing transaction; customer engagement and the likelihood of success; opportunities for revenue and cash; market position; product volumes, performance and capabilities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.